Exhibit 10.4

AGREEMENT REGARDING

ASSIGNMENT WITHOUT RECOURSE OF

CERTAIN LOAN DOCUMENTS

This AGREEMENT REGARDING ASSIGNMENT WITHOUT RECOURSE OF CERTAIN LOAN DOCUMENTS (the “Agreement”) is made as of September 10, 2010 (“Effective Date”) by and between HERITAGE BANK OF COMMERCE (“Assignor”) and KBS SOR DEBT HOLDINGS II LLC, a Delaware limited liability company (“Assignee”):

RECITALS

A. Assignor is the owner of three (3) loans in the amount more particularly described in Exhibit A attached hereto (individually a “Loan” and collectively the “Loans”). Each Loan is evidenced by a Promissory Note (“Note”), secured by a Deed of Trust (“Deed of Trust”) encumbering certain real property (“Property”) and subject to certain documents related to the Loan (the Deed of Trust and such other documents related to the Loan are hereafter referred to as the “Loan Documents”). The Loans and the Note, the Deed of Trust, the Property and the Loan Documents applicable to each Loan are more particularly defined in Exhibit A attached hereto.

B. Assignor desires to assign to Assignee, and Assignee desires to purchase from Assignor, Assignor’s entire right, title and interest in and to the Notes, the Deeds of Trust and the other Loan Documents pertaining to the Loans, upon the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1. Purchase and Sale of Note and Loan Documents. For each Loan, Assignor hereby agrees to sell to Assignee, and Assignee hereby agrees to buy from Assignor, the Note, the beneficial interest under the Deed of Trust, and Assignor’s right, title and interest under the Loan Documents for such Loan, all in accordance with the terms and conditions of this Agreement. Except as expressly set forth in Section 6 below, the assignment of the Note, Deed of Trust and Loan Documents is made without recourse to Assignor or any affiliate, subsidiary, parent or participant of Assignor as to the indebtedness secured by the Deed of Trust.

2. Payment of Purchase Price.

(a) Purchase Price. In consideration for the sale of the Note, the beneficial interest in the Deed of Trust and Assignor’s right, title and interest under the Loan Documents for each Loan, Assignee shall pay to Assignor a base purchase price equal to Thirty-Nine and Seven Thousand Two Hundred Twenty-Four Ten Thousandths percent (39.7224%) of the aggregate principal balance of the Loans, which is equal to Five Million Eight Hundred Fifty Thousand Dollars ($5,850,000.00) (“Base Purchase Price”). The Base Purchase Price shall be subject to adjustments pursuant to Sections 2(b) and 2(c) below.

(b) Payments After Cut-Off Date. Assignee shall be entitled to all Unapplied Funds, Prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds (as all such terms are defined in Section 15 hereof) and any other sums or other recoveries received by Assignor on account of each Loan after August 20, 2010 (“Cut-Off Date”). All sums received by Assignor in respect of or in connection with the Loan[s] after the Cut-Off Date and prior to the Closing Date shall be applied to reduce the Base Purchase Price, but all such sums shall be retained by Assignor, except all interest received by Assignor on Performing Loans (as defined in Section 15) after the Cut-Off Date and prior to the Closing Date shall not reduce the Purchase Price and shall be retained by Assignor.

(c) Purchase Price. The total amount payable on the Closing Date for the Loan[s] (“Purchase Price”) shall be equal to (i) the Base Purchase Price, plus (ii) solely in the case of Performing Loans, all accrued and unpaid interest as of the Closing Date on such Performing Loans at the rate specified in the Note, less (iii) all amounts received by Assignor pursuant to Section 2(b) above except for the amounts specified in clause (ii) of this Section 2(c). Assignee shall pay the Purchase Price by wire transfer to Assignor on or before the Closing Date (as such terms are defined in Section 4(a) below).

3. Due Diligence Review. Assignee acknowledges that Assignee had the opportunity, prior to the Effective Date, to review, through the website maintained by Merrill Datasite which has been made available to Assignee: (i) copies of the Note, the Deed of Trust and the Loan Documents for each Loan, (ii) financial statements of the borrower or any guarantors under each Loan, if any, and (iii) title information pertaining to the Property, if any. In addition, Assignee had the opportunity to independently investigate and/or determine the enforceability of (i) the Note, the Deed of Trust and the Loan Documents for each Loan, (ii) the status of entitlements and economic feasibility for each Property subject to a Deed of Trust, (iii) a current preliminary title report for each Property subject to a Deed of Trust showing the status of title to the Property and (iv) all other matters deemed pertinent to Assignee in determining whether to purchase the Note and the Loan Documents for each Loan. Assignee acknowledges that, except as expressly set forth in Section 6 below, Assignor makes no representation or warranty, express or implied, as to the accuracy or completeness of any documents made available to Assignee for review on the Merrill Datasite website, the condition of title of any Property subject to a Deed of Trust or the priority of the lien of any Deed of Trust. Assignee shall make its own investigation as to such matters prior to the Closing. Assignee acknowledges that Assignor shall provide to Assignee actual physical copies of only the Loan Documents itemized in Exhibit A to this Agreement. Assignee shall obtain copies of all of the other documents and files itemized on the Merrill Datasite website pertaining to each Loan exclusively by obtaining electronic copies from that website. Assignee is accordingly authorized to download and retain all such materials from Merrill Datasite pertaining to the Loans commencing with the Closing. Assignor shall maintain Assignee’s access to the website for a period of at least one (1) calendar week after the Closing Date, in order to allow Assignee reasonable access to such copies upon Closing.

4. Closing.

(a) Closing. The closing of the purchase and sale of the Note, the beneficial interest in the Deed of Trust and the Loan Documents for each Loan shall occur on or before September 10, 2010 (“Closing Date”).

(b) Delivery of Funds and Documents. On or before the Closing Date, each party shall do the following:

(i) Assignee shall deliver to Assignor funds in the amount of the Purchase Price by wire transfer into Assignor’s account pursuant to separate wiring instructions provided to Assignee prior to the Closing Date.

(ii) Assignor shall execute and deliver or cause to be delivered to Assignee the Assignment of Loan Documents for each Loan in the form attached hereto as Exhibit B (“General Assignment”) and an Allonge in the form attached hereto as Exhibit B-1 (the “Allonge”).

(iii) Assignor shall execute, acknowledge and deliver to Assignee, for recordation in the Official Records of Placer County, California, an Assignment of Deed of Trust in the form attached hereto as Exhibit C, conveying to Assignee the beneficial interest under the Deed of Trust for each Loan (“Assignment of Deed of Trust”).

(iv) Assignor shall execute and cause to be delivered to each borrower under each Loan a Notice to Borrower in the form attached hereto as Exhibit D (“Notice to Borrower”), notifying such borrower(s) that the Note and Loan Documents for such borrower’s Loan have been assigned to Assignee and directing such borrower to make all further payments under the Loan to Assignee at the address set forth in the Notice to Borrower.

(v) Assignor shall deliver FOB Assignor’s office (delivery shall be deemed completed upon pick-up of such documents by Assignee’s common carrier) the original Note, Deed of Trust and Loan Documents listed on Exhibit A attached hereto for each Loan.

The “Closing” shall be deemed to have occurred when (i) Assignor has received funds in the amount of the Purchase Price from Assignee by wire transfer into Assignor’s account and (ii) Assignor has delivered FOB Assignor’s office to Assignee the executed General Assignment and Assignment of Deed of Trust and the original Note, Deed of Trust and Loan Documents for each Loan assigned to Assignee. The performance by each party of its obligations hereunder shall be subject to the condition that the other party has also performed its obligations hereunder.

(c) Post-Closing Obligations. After the Closing, Assignee shall be responsible, at Assignee’s sole cost and expense, for (i) recordation of the Assignment of the Deed of Trust in the Official Records of Placer County, California, and (ii) arranging for such title insurance and/or title endorsements as Assignee deems necessary to insure the priority of the Deed of Trust and/or to become an insured party under any title insurance policy issued to Assignor in connection with any Deed of Trust assigned to Assignee. Assignor shall have no liability to Assignee if Assignee is unable to obtain such title insurance and/or title endorsements to Assignee’s satisfaction.

(d) Time of the Essence; Failure to Timely Close. Time is of the essence for the Closing. If Closing fails to occur by noon Pacific Time on September 14, 2010, for any reason other than Assignor’s default under the terms of this Agreement, this Agreement shall terminate and neither party shall have any further obligation under this Agreement.

5. Allocation of Costs. Each party shall bear its own attorneys’ fees incurred in connection with the negotiation and consummation of this Agreement. Assignee shall pay all filing and recording fees for recordation of the Assignment of Deed of Trust and the cost of obtaining any title insurance and/or endorsements as Assignee deems necessary.

6. Representations and Warranties of Assignor. Assignor represents and warrants to Assignee as follows:

(a) Assignor is the sole owner of the Note and of the beneficiary’s interest under the Deed of Trust for each Loan, and has not made or agreed to make any prior assignments or transfers of such Note or Deed of Trust or any interest therein.

(b) Assignor has delivered to Assignee true and complete copies of the Note, the Deed of Trust and the Loan Documents for each Loan, except as noted on Exhibit A. Assignor has not executed or agreed to, orally or in writing, and has no knowledge of, any modifications, subordinations, extensions, amendments or reconveyances of the Note or the Loan Documents for each such Loan, except as described in Exhibit A attached to this Agreement. Exhibit A also lists all notices of default and sale and any other notices, documents or instruments relating to or evidencing any pending enforcement action by Assignor against the borrower under the Loans.

(c) As of the Cut-Off Date, the principal amount currently payable under the Note for each Loan, and the accrued unpaid interest payable under the Note through the Cut-Off Date is the amount shown for such Loan on Exhibit A-1 attached hereto.

(d) Assignor is a corporation duly organized and validly existing under the laws of the State of California, and the execution and delivery of this Agreement and the other instruments and documents contemplated hereby and the consummation by Assignor of the transactions described herein have been duly authorized by all required action on the part of Assignor. No consent or approval by any other person or entity is required in connection with the performance by Assignor of its obligations under this Agreement.

(e) To the actual knowledge of Bruce Lawrie of Assignor, without investigation or inquiry, as of the Effective Date, Assignor has received no written notice from the maker of the Note (“Maker”) of any claim, defense or offset Maker may have with respect to Maker’s obligation under the Note or the Loan Documents.

Assignor shall promptly advise Assignee if Assignor acquires any information following the Effective Date which would make any of the representations and warranties set forth in this Section 6 untrue; provided that it shall not be a breach of such representation or warranty if the new information which renders the representation or warranty untrue was not known by Assignor as of the Effective Date. If Assignor or Assignee acquires any new information following the Effective Date and prior to the Closing which would make any of the representations or warranties untrue, then, as Assignee’s sole remedy, Assignee shall have the right to terminate this Agreement by delivery of written notice to Assignor prior to the Closing Date and, in the event of such termination, all rights and obligations under this Agreement shall cease. If, prior to the Closing, Assignee becomes aware of any facts that make any of the representations or warranties set forth in this Section 6 untrue, but Assignee nevertheless elects to close hereunder, then Assignee shall be deemed to have waived any claim against Assignor based on such untrue representation or warranty. The provisions of the immediately preceding sentence shall survive the Closing.

All of the foregoing representations and warranties by Assignor, as modified by any new information received by either Assignor or Assignee prior to the Closing that would make such representation or warranty inaccurate, shall be true and correct as of Closing with the same force and effect as if made and given at that time.

7. Representations and Warranties of Assignee. Assignee makes the following representations for the benefit of Assignor:

(a) Assignee is duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business in the State of California, and the execution and delivery of this Agreement and the other instruments and documents contemplated hereby and the consummation by Assignee of the transactions described herein have been duly authorized by all required action on the part of Assignee. No consent or approval by any other person or entity is required in connection with the performance by Assignee of its obligations under this Agreement.

(b) Assignee acknowledges that neither Assignor, nor anyone on behalf of Assignor, has made any representation, statement or warranty, expressed or implied, of any kind as to the physical condition, environmental or otherwise, of the Property, upon which Assignee has relied or does rely. Assignee shall rely solely upon its own due diligence investigation to determine the physical condition of the Property.

(c) Assignee is a sophisticated investor and the acceptance of the assignment contemplated herein shall be based upon its own independent, expert evaluation of the Note and the Loan Documents for each Loan and other materials deemed relevant by Assignee and its agents and professional advisors, including, as applicable, the nature, validity, enforceability, collectability, and value of the Note, the value of the Property, the existence, validity and lien position priority of the Deed of Trust, and all other facts it deems material to its purchase of the Note and the Loan Documents for each Loan, and is entering into this transaction solely on the basis of that investigation and Assignee’s own judgment. In entering into this Agreement, Assignee has not relied upon any oral or written information, statements or representations from Assignor or any of Assignor’s employees, affiliates, agents or representatives, other than the express representations of the Assignor contained in Section 6 of this Agreement, whether expressed, implied or imposed by law including, without limitation the accuracy, completeness or reliability of any reports or other information made available by or on behalf of Assignor prepared by third parties, including, without limitation, appraisals, opinions of value, environmental site assessments, lien searches, title searches, property descriptions, or title insurance policies. Assignee has knowledge and experience in financial and business matters relating to the ownership and collection of loan assets, and is capable of evaluating the merits and risks of investment in such assets. ASSIGNEE HEREBY WAIVES ANY RIGHT OR CAUSE OF ACTION ASSIGNEE MIGHT NOW OR IN THE FUTURE HAVE AGAINST ASSIGNOR AS A RESULT OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS WAIVER DOES NOT INCLUDE ANY RIGHT OR CAUSE OF ACTION ASSIGNEE MAY HAVE AS A RESULT OF ASSIGNOR’S FAILURE TO PERFORM ANY EXPRESS COVENANT OF ASSIGNOR CONTAINED IN THIS AGREEMENT OR AS THE RESULT OF ANY BREACH OF OR ANY INACCURACY CONTAINED IN ANY REPRESENTATION OR WARRANTY OF ASSIGNOR CONTAINED IN THIS AGREEMENT.

(d) In connection with Assignee’s renewal, extension, renegotiation, compromise, settlement or release of the Note or Deed of Trust (other than as may be required pursuant to the terms of the applicable document) for any Loan, if any, Assignee shall endeavor to obtain from the obligor thereunder a release and discharge of Assignor from all claims, demands and causes of action which any such obligor may have against Assignor arising from or in connection with any act or omission occurring prior to the date of such release. If Assignee fails to obtain such release, Assignee agrees to protect, save and hold Assignor harmless from any expense or damage Assignor suffers that could have been prevented had Assignee obtained such release.

All of the foregoing representations and warranties by Assignee shall be true and correct as of Closing with the same force and effect as if made and given at that time, and shall survive the Closing.

8. Post-Closing Covenants.

(a) Following the Closing, Assignee shall indemnify, defend and hold harmless Assignor, its affiliates, officers, directors, employees, agents, successors and assigns, and related entities from and against any and all claims, demands, losses, damages, penalties, fines, forfeitures, judgments, legal fees and any other costs, fees, and expenses incurred by Assignor relating to, arising out of, based upon or resulting from (i) Assignee’s ownership of, or Assignee’s acts or omissions with respect to, the Note, Deed of Trust and the Loan Documents for each Loan assigned to Assignee hereunder, in each case arising from and after the Closing Date; or (ii) Assignee’s acts or omissions with respect to the borrower, any guarantor, or any party related to the borrower or guarantor under any of the Loans, in each case arising at any time whatsoever.

(b) Assignee agrees to be bound by the terms of the Note and the Loan Documents for each Loan and hereby assumes all obligations of Assignor under or in connection therewith, including but not limited to obligations as agent and holder of the Note for each Loan.

(c) To the extent Assignor receives any payments with respect to the Loans after the Closing Date with respect to any period after the Cut-Off Date, all such amounts shall be paid to the Assignee within ten (10) days after receipt.

9. Notices. Unless otherwise provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered, if sent by registered or certified United States mail (return receipt requested), if delivered personally, if sent via facsimile (if an original is also sent by another method permitted hereunder) or if sent by overnight mail or overnight courier, to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

(a)	If to the Assignor at:

Heritage Bank of Commerce

150 Almaden Boulevard

San Jose, CA 95113

Attn: Mr. Michael Bruner

Email: mike.bruner@herbank.com

Facsimile: (408) 283-5955

With a copy to:

Heritage Bank of Commerce

150 Almaden Boulevard

San Jose, CA 95113

Attn: Ms. Margaret Incandela

Email: Maggie.Incandela@herbank.com

Facsimile No.: (408) 283-5955

(b)	If to the Assignee at:

KBS Capital Advisors, LLC

11150 Santa Monica Blvd., Suite 400

Los Angeles, CA 90025

Attention: James Rodgers

Fax No.: 310-432-2119

and

KBS Capital Advisors, LLC

620 Newport Center Drive, Suite 1300

Newport Beach, CA 92660

Attention: Brian Ragsdale

Fax No.: 949-417-6518

With a copy to:

Morgan, Lewis & Bockius LLP

5 Park Plaza, Suite 1750

Irvine, CA 92614

Attention: Scott A. Morehouse and L. Bruce Fischer

Fax No.: 949-399-7001

The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. The failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication within any corporation or firm to the persons designated to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

10. Non-Disclosure of Transaction. Assignor and Assignee each hereby agree to hold and maintain in strictest confidence the fact that they have entered into the transaction evidenced by this Agreement, as well as the details of this transaction and of such agreements and documents (the “Confidential Information”), and shall not directly or indirectly disclose any Confidential Information to any person for any purpose whatsoever, except for: (a) such party’s own financial, legal and other professional advisors under conditions that maintain the confidentiality of the Confidential Information; or (b) pursuant to court order or lawful subpoena; or (c) as otherwise required by law or by SEC or REIT disclosure or reporting requirements; or (d) as, and to the extent, required to consummate the transaction contemplated by this Agreement. Notwithstanding the foregoing, after the Closing Assignee shall have the right to disclose its acquisition of the Note and the Loan Documents for each Loan.

11. Further Assurances. Assignor and Assignee each agree to execute such further documents and instruments and to take such further actions as may be necessary or appropriate to consummate or further evidence the transaction contemplated by this Agreement.

12. Attorneys’ Fees. If any action or proceeding shall be commenced to enforce or interpret any provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party its reasonable attorneys’ fees, costs and expenses incurred in connection with such action or proceeding.

13. Governing Law. The validity, construction and enforceability of this Agreement shall be governed the laws of the State of California and the parties hereto consent that the Santa Clara County Superior Court and/or the United States District Court for the Northern District of California shall have exclusive jurisdiction over any dispute regarding this Agreement.

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Assignee’s interest under this Agreement may not be assigned, encumbered or otherwise transferred, whether voluntarily, involuntarily, by operation of law or otherwise.

15. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

(a) Condemnation Proceeds: Any and all awards or settlements in respect to a Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to the borrower under a Loan in accordance with the Loan Documents and applicable law.

(b) Insurance Proceeds: Any and all proceeds paid under any hazard insurance policy, flood insurance policy, title insurance policy or other insurance policy that is maintained from time to time under the Loan Documents for a Loan, to the extent such proceeds are applied to the indebtedness under the Note for such Loan.

(c) Liquidation Proceeds: Any and all cash received in connection with the liquidation of a defaulted Loan, whether through the sale or assignment of the Note and Loan Documents evidencing such Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the Property if the Property is acquired by deed in lieu of foreclosure.

(d) Performing Loan: Any Loan sold to Assignee pursuant to this Agreement which is not more than thirty (30) days past due, as measured from the Cut-Off Date, and which is identified in Exhibit A as “Performing.”

(e) Prepayment: Any prepayment of principal and/or interest made by the Maker on a Note which received after the Cut-Off Date.

(f) Unapplied Funds: Funds held by the Assignor, if any, securing repayment of a Loan, but which have not been applied to the balance of the Loan.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. The parties agree that a facsimile of a signature shall be deemed an original and binding against the party whose signature appears on the facsimile.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ASSIGNOR:	HERITAGE BANK OF COMMERCE

	By:	/s/ Margaret Incandela
Margaret Incandela
	Its:	Executive Vice President

[Signature Page Follows]

ASSIGNEE:
KBS SOR DEBT HOLDINGS II LLC,
a Delaware limited liability company

	By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP,
a Delaware limited partnership
its sole member

		By:	KBS STRATEGIC OPPORTUNITY REIT, INC.,
a Maryland corporation,
its general partner

			By:	/s/ David E. Snyder
			Name:	David E. Snyder
			Title:	Chief Financial Officer

EXHIBIT A

LIST OF LOAN DOCUMENTS AND ENFORCEMENT NOTICES

Loan Number: 5979000100

(1) Promissory Note dated June 15, 2007, in the original principal amount of Five Million Two Hundred Ten Thousand Dollars ($5,210,000.00), executed by D&D Roseville Holdings, LLC (“Maker”) in favor of Heritage.

(2) Change In Terms Agreement, dated January 23, 2008, executed by Maker, as Borrower.

(3) Change In Terms Agreement, dated October 20, 2008, executed by Maker, as Borrower.

(4) Change In Terms Agreement, dated January 29, 2009, executed by Maker, as Borrower.

(5) Change In Terms Agreement, dated September 15, 2009, executed by Maker, as Borrower.

(6) Commercial Guaranty, dated October 20, 2008, executed by David L. Mac Millan in favor of Heritage.

(7) Commercial Guaranty, dated October 20, 2008, executed by Donald Mac Millan in favor of Heritage.

(8) Commercial Security Agreement, dated October 20, 2008, executed by Maker, as Grantor, in favor of Heritage.

(9) Construction Deed of Trust, dated June 15, 2007, encumbering property commonly known as 10550 Industrial Avenue, Roseville, California, which Deed of Trust was recorded on June 28, 2007, in the Official Records, Office of the County Recorder of Placer County, State of California (“Official Records”) as Document Number 2007-0064735-00.

(10) Hazardous Substances Certificate and Indemnity Agreement, dated June 15, 2007, executed by Maker, as Borrower, and Heritage.

(11) Modification of Deed of Trust dated October 20, 2008, which was recorded on November 18, 2008, in the Official Records as Document Number 2008-0090386-00.

(12) Modification of Deed of Trust, dated September 15, 2009, which was recorded on November 12, 2009, in the Official Records as Document Number 2009-0097566-00.

(13) Construction Loan Agreement, dated June 15, 2007, executed by Maker, as Borrower, and Heritage.

(14) Modification #1 to Construction Loan Agreement, dated October 20, 2008, executed by Maker, as Borrower, and Heritage.

(15) Nonencumbrance Agreement, dated September 15, 2009, between David L. Mac Millan, an individual, Donald H. Mac Millan and Judith Mac Millan, as Co-Trustees, and Heritage.

(16) UCC-1 Financing Statement, filed July 3, 2007, as Document No. 13240500002.

(17) Assignment of Architect’s Contracts, dated June 15, 2007, executed by Maker, as Borrower.

(18) Assignment of Construction Contracts, dated June 15, 2007, executed by Maker, as Borrower.

(19) ALTA Loan Policy of Title Insurance No. NCS-298117-B-SAC1, issued by First American Title Insurance Company in favor of Heritage and dated June 28, 2007.

(20) Notice of Insurance Requirements dated June 15, 2007; October 20, 2008; and September 15, 2009 executed by D & D Roseville Holdings LLC.

(21) Agreement to Provide Insurance dated June 15, 2007; October 20, 2008; and September 15, 2009 executed by D & D Roseville Holdings LLC

(22) Hazard Insurance Disclosure dated October 20, 2008 and September 15, 2009 executed by D & D Roseville Holdings LLC.

(23) Notice to Applicant of Right to Receive Copy of Appraisal dated October 28, 2009 and October 29, 2009

(24) Certificate of Trust executed on October 26, 2009 by Mac Millan 2007 Living Trust.

(25) Limited Liability Company Resolution to Borrower / Grant Collateral dated October 20, 2008

(26) Resolution of Corporate LLC Member dated October 20, 2008 executed by Mac Millan partners, inc.

(27) Disbursement Request and Authorization dated June 15, 2007; January 23, 2008; October 20, 2008; and September 15, 2009.

(28) Billing Notice dated September 15, 2009

(29) Assignment of Deposit Account, dated October 20, 2008, executed by Maker, as Grantor.

Loan Number: 5978000100

(1) Promissory Note dated June 15, 2007, in the original principal amount of Nine Million One Hundred Thousand Dollars ($9,100,000.00), executed by Roseville Commerce Center, LLC (“Maker”) in favor of Heritage.

(2) Change in Terms Agreement, dated January 23, 2008, executed by Maker, as Borrower.

(3) Change in Terms Agreement, dated February 25, 2008, executed by Maker, as Borrower.

(4) Change in Terms Agreement, dated September 15, 2008, executed by Maker, as Borrower.

(5) Change in Terms Agreement, dated January 29, 2009, executed by Maker, as Borrower.

(6) Change in Terms Agreement, dated September 9, 2009, executed by Maker, as Borrower.

(7) Construction Deed of Trust, dated June 15, 2007, encumbering property commonly known as 10550 Industrial Avenue, Roseville, California, which Deed of Trust was recorded on June 28, 2007, in the Official Records, Office of the County Recorder of Placer County, State of California (“Official Records”) as Document Number 2007-0064731-00.

(8) Assignment of Rents, dated September 15, 2008, and recorded in Placer County on November 18, 2008, as Document No. 2008-0090381-00, executed by Maker, as Grantor, in favor of Heritage.

(9) Hazardous Substances Certificate and Indemnity Agreement, dated June 15, 2007, executed by Maker, as Borrower, and Heritage.

(10) Modification of Deed of Trust, dated September 15, 2008, which was recorded November 18, 2008, in the Official Records, as Document No. 2008-0090380-00.

(11) Modification of Deed of Trust, dated September 9, 2009, which was recorded November 12, 2009, in the Official Records, as Document No. 2009-0097565-00.

(12) Construction Loan Agreement, dated June 15, 2007, executed by Borrower, Roseville, and Heritage.

(13) Modification #1 to Construction Loan Agreement, dated September 15, 2008, executed by Maker, as Borrower, and Heritage.

(14) Commercial Guaranty, dated September 15, 2008, executed by David L. Mac Millan in favor of Heritage.

(15) Commercial Guaranty, dated September 15, 2008, executed by Donald Mac Millan in favor of Heritage.

(16) Commercial Security Agreement, dated September 9, 2009, executed by David L. Mac Millan and Donald H. Mac Millan and Judith Mac Millan, Co-Trustees, as Grantor, and Maker, as Borrower, in favor of Heritage.

(17) Commercial Security Agreement, dated September 15, 2008, executed by Maker, as Grantor, in favor of Heritage.

(18) UCC-1 Financing Statement, filed July 3, 2007, as Document No. 077120008893.

(19) UCC-1 Financing Statement, filed November 2, 2009, as Document No. 097212935785.

(20) UCC-1 Financing Statement, filed November 2, 2009, as Document No. 097212935280.

(21) Assignment of Deposit Account, dated January 29, 2009, executed by Maker, as Grantor, in favor of Heritage.

(22) Estoppel Certificate, dated September 15, 2008, executed by Granite Electrical Supply, Inc.

(23) (i). Estoppel Certificate, dated September 9, 2009, executed by JTS Sports Services, Inc. (ii). Estoppel Certificate, dated September 15, 2008, executed by JTS Sports Services, Inc.

(24) Estoppel Certificate, dated September 15, 2008, executed by G & G Entertainment, LLC.

(25) Estoppel Certificate dated September 15, 2008, executed by Fastenal Co.

(26) Estoppel Certificate dated September 15, 2008, executed by Prime Time LLC.

(27) Nonencumbrance Agreement, dated September 15, 2009, between David L. Mac Millan, an individual, Donald H. Mac Millan and Judith Mac Millan, as Co-Trustees, and Heritage.

(28) Subordination, Attornment and Non-Disturbance Agreement, dated as of June 15, 2007, with respect to the tenancy of Granite Electrical Supply, Inc., which was recorded June 28, 2007, in the Official Records as Document No. 2007-0064733-00.

(29) Subordination, Attornment and Non-Disturbance Agreement, dated as of June 15, 2007, with respect to the tenancy of Prime Time, LLC, which was recorded June 28, 2007, in the Official Records, as Document No. 2007-0064734-00.

(30) Subordination, Attornment and Non-Disturbance Agreement, dated as of September 9, 2009, with respect to the tenancy of JTS Sports Services, Inc., which was recorded November 20, 2009, in the Official Records, as Document No. 2009-0100207-00.

(31) Subordination, Attornment and Non-Disturbance Agreement, dated as of September 15, 2008, with respect to the tenancy of JTS Sports Services, Inc., which was recorded November 18, 2008, in the Official Records, as Document No. 2008-0090382-00.

(32) Subordination, Attornment and Non-Disturbance Agreement, dated as of September 15, 2008, with respect to the tenancy of Granite Electrical Supply, Inc., which was recorded November 18, 2008, in the Official Records, as Document No. 2008-0090385-00.

(33) Subordination, Attornment and Non-Disturbance Agreement, dated as of September 15, 2008, with respect to the tenancy of Fastenal Co., which was recorded December 11, 2008, in the Official Records, as Document No. 2008-0095376-00.

(34) Subordination, Attornment and Non-Disturbance Agreement, dated as of September 15, 2008, with respect to the tenancy of G & G Entertainment, LLC, which was recorded November 18, 2008, in the Official Records, as Document No. 2008-0090383-00.

(35) Subordination, Attornment and Non-Disturbance Agreement, dated as of September 15, 2008, with respect to the tenancy of Prime Time, LLC, which was recorded November 18, 2008, in the Official Records, as Document No. 2008-0090384-00.

(36) Subordination, Attornment and Non-Disturbance Agreement, dated as of June 15, 2007, with respect to the tenancy of G & G Entertainment, LLC, which was recorded June 28, 2007, in the Official Records, as Document No. 2007-0064732-00.

(37) Loan Policy of Title Insurance No. NCS-298117-A-SAC1, issued by First American Title Insurance Company and dated June 28, 2007.

(38) Copy of Leases on; (1). JTS Sports Services; (2). Granite Electrical Supply, Inc. (3). G & G Entertainment, LLC; (4). Fastenal Co.; (5). Prime Time LLC.

(39) Certification of Trust executed on October 26, 2009 and by Mac Millan 2007 Living Trust.

(40) Limited Liability Company Resolution to Borrower / Grant Collateral dated June 15, 2007 and September 15, 2008 and executed by Borrower.

(41) Resolution of Corporate LLC Member dated June 15, 2007 and September 15, 2008 executed by Mac Millan Partners, Inc.

(42) Disbursement Request and Authorization dated June 15, 2007; January 23, 2008; February 25, 2008; September 15, 2008; and September 9, 2009 executed by Borrowe.

(43) Billing Statement dated February 25, 2008; September 15, 2008; and September 9, 2009.

(44) Notice to Applicant of Right to Receive Copy of Appraisal dated October 28, 2008 and October 29, 2009 executed by Borrower.

(45) Hazard Insurance Disclosure dated February 25, 2008 and September 9, 2009 executed by Borrower

(46) Notice of Insurance Requirements dated June 15, 2007; September 15, 2008; and September 9, 2009 executed by Roseville Commerce Center LLC.

(47) Agreement to Provide Insurance dated June 15, 2007; September 15, 2008; and September 9, 2009 executed by Roseville Commerce Center LLC.

Loan Number: 5979000101

(1) Promissory Note, dated June 15, 2007, in the original principal amount of One Million Five Hundred Sixty-Eight Thousand Dollars ($1,568,000.00), executed by D & D Roseville Holdings, LLC (“Maker”) in favor of Heritage.

(2) Change in Terms Agreement, dated January 23, 2008, executed by Maker, as Borrower.

(3) Change in Terms Agreement, dated October 20, 2008, executed by Maker, as Borrower.

(4) Change in Terms Agreement, dated January 29, 2009, executed by Maker, as Borrower.

(5) Change in Terms Agreement, dated September 15, 2009, executed by Maker, as Borrower.

(6) Deed of Trust, dated June 15, 2007, property commonly known as 10550 Industrial Avenue, Roseville, California, which Deed of Trust was recorded on June 28, 2007, in the Official Records, Office of the County Recorder of Placer County, State of California (“Official Records”) as Document Number 2007-0064736-00.

(7) Hazardous Substances Certificate and Indemnity Agreement, dated June 15, 2007, executed by Maker, as Borrower, and Heritage.

(8) Modification of Deed of Trust, dated October 20, 2008, recorded November 18, 2008, in the Official Records, as Document No. 2008-0090387-00.

(9) Modification of Deed of Trust, dated September 15, 2009, recorded November 12, 2009, in the Official Records, as Document No. 2009-0097567-00.

(10) Commercial Security Agreement, dated September 15, 2009, executed by David L. Mac Millan and Donald H. Mac Millan and Judith Mac Millan, Co-Trustees, as Grantor, and Maker, as Borrower, in favor of Heritage.

(11) UCC-1 Financing Statement, filed November 2, 2009, as Document No. 097212935280.

(12) UCC-1 Financing Statement, filed November 3, 2009, as Document No. 09-7213574614.

(13) UCC-1 Financing Statement, filed November 2, 2009, as Document No. 097212935785.

(14) UCC-1 Financing Statement, filed November 3, 2009, as Document No. 09-7213574856.

(15) Loan Policy of Title Insurance No. NCS-298117-C-SAC1, issued by First American Title Insurance Company and dated June 28, 2007.

(16) Notice of Insurance Requirements dated June 15, 2007; October 20, 2008; and September 15, 2009 executed by D & D Roseville Holdings LLC.

(17) Agreement to Provide Insurance dated June 15, 2007; October 20, 2008; and September 15, 2009 executed by D & D Roseville Holdings LLC

(18) Hazard Insurance Disclosure dated October 20, 2008 and September 15, 2009 executed by D & D Roseville Holdings LLC.

(19) Limited Liability Company Resolution to Borrower / Grant Collateral dated September 15, 2009

(20) Resolution of Corporate LLC Member dated September 15, 2009 executed by Mac Millan partners, inc.

(21) Disbursement Request and Authorization dated June 15, 2007; January 23, 2008; October 20, 2008; and September 15, 2009.

(22) Billing Notice dated September 15, 2009